UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2026

US ALLIANCE CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	000-55627	26-4824142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 SW First American Pl, Suite 200
Topeka, Kansas 66604
(Address of principal executive offices) (Zip Code)

(785) 228-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.1b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Willliam Graves resigned from the Board of Directors (the “Board”) of US Alliance Corporation (the “Company”) and from the Company’s Compensation, Audit, Executive, and Nominating Committees, effective August 26, 2026. Mr. Graves did not resign from the Board and committees due to any disagreement with the Company. Mr. Graves forfeits all unvested shares awarded under the restricted stock agreement entered into on December 11, 2024.

The Company will select a replacement for Mr. Graves on a future date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US ALLIANCE CORPORATION

August 26, 2026	By:	/s/ Jack H. Brier
Jack H. Brier President and Chairman